UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 366-5122

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 25, 2019, Chanticleer Holdings Inc., a Delaware corporation issued via press release a Letter to Shareholders from its management team, the text of which letter is set forth below:

Letter to Shareholders

Fred Glick - Chanticleer Holdings President

I am very pleased with our progress since I joined the team approximately three months ago. I indicated when I joined that my intention was to immediately hit the ground running and that’s exactly what I’ve done. It’s been a busy, but very exciting and rewarding few months here at Chanticleer Holdings. I believe this early groundwork sets the stage for anticipated both tangible and measurable results for shareholders.

An important part of this strong foundation for the future included two new additions to our team in the accounting arena. I could simply not be happier with our additions of both Patrick and Troy. I am confident they will contribute to elevated financial processes and accurate and timely financial statements, which should enable our operations team to elevate Chanticleer’s profitability targets.

Currently, we are deep in the process of updating the entire people process, including recruiting, selecting, onboarding, career pathing, training, ongoing development, retaining and engaging team members at all levels with the ultimate goal of building loyal guests and building sales and profits.

We updated our organizational chart and are currently finalizing all job descriptions at every level of the company. In addition, we completed an in-depth employee engagement survey where we received over 400 responses from team members at all levels. Listening to our teams’ needs is the start of our better managing guest count trends. We have identified improvements from this survey, including improving onboarding, training, and development as well as improving benefits, rewards and recognition systems.

As for the strategic process, my first 30 days were spent visiting over 50 Chanticleer locations across the country and listening to as many of our shareholders and stakeholders as possible. During the next 30 days, we held town hall meetings for each brand we own with over 100 of our most important team leaders – our unit level general managers and above store leadership to determine the why, how and what of our business models as well as discussing the shared values and behaviors that will be critical to building operations.

Also, during the past six weeks, 18 of our top leaders and corporate support team are reading, learning and teaching The 7 Habits of Highly Effective People as we all learn ground rules for personal accountability, how to lead a principle centered life, servant leadership, and common language around best in class communications strategies. Again, we are starting with the heart and then we will attack the head.

Finally, I am very pleased to announce our formal launch of a guest segmentation study will kick off for our three burger brands, including our franchisees within the next two weeks. The key insights we gain from our guests will be the building blocks for our core ideology, strategic planning and marketing strategies for each brand. We are tentatively holding dates for our two-day strategy sessions to write those strategic plans in April, intending to roll operations tactics live in time for summer.

For operations, the biggest opportunity I see to build sales and profits currently for our brands is a coherent strategy for the growing delivery and take out marketplace. I believe the biggest consumer trend driving change for our industry is the rapid evolution from dining in to take out and delivery. Brands in all segments, from Subway to Ruth Chris, must carefully navigate how to get consumers their products how they want it, when they want it, and now where they want it. This demand affects our entire operation. New kitchen designs and expo areas with pick up cubbies, timing standards for delivery, POS integration for the many delivery companies, delivery driver access, short-term parking, and delivery-specific menus are now table stakes.

Substantial costs like reworking existing kitchens, up to 30% delivery fees, delivery to POS integration, phone app and website development and loyalty programs all must be synergized to develop a successful program. Brands must choose how to meet the growing demand for offsite and evolve or face eroding sales as guests choose new options.

For our brands, the good news is we are already partnered with Toast POS which has an open API and allows us to plug and play technology accelerators. We are evaluating best in class loyalty platforms like Punchh, Paytronix and Thanx that will help us craft targeting marketing campaigns and build frequency and loyalty. We are also analyzing platforms like Olo and Restaurant Revolution to integrate those programs with delivery partners and our POS. We are bidding our delivery partners and currently have one offer to substantially reduce our delivery fees while at the same time promoting our businesses on their platform

Patrick Harkleroad - Chanticleer Holdings Chief Financial Officer

While still early in my tenure with the company, I’m very pleased with our progress to date. I’ve been working closely with Fred to create a culture of accountability and ownership across the board – both from an operational and accounting standpoint. Troy Shadoin, our Chief Accounting Officer, is leading the 10K, audit, and SEC reporting, and already improving the year-end and audit process significantly. Due to Troy’s leadership, we expect to better manage our audit and tax fees associated with both the 10K and audit.

Together, Troy and I met recently with our third-party bookkeeping firm to evaluate the entire accounting process and have collectively outlined opportunities where our team can improve our internal processes to create more efficiencies and accountability. We continue to evaluate all our policies and procedures to determine where we can add value for Chanticleer.

Additionally, I am focused, side-by-side with Fred, on enhancing our internal communication across departments, as well as building a shared operational and accounting informational platform that will build the institutional knowledge and idea-sharing across the entire Chanticleer organization to drive consistency and a best practices culture. Lastly, I am evaluating and reviewing all vendor relationships to determine where there are opportunities to create efficiencies and lower costs.

With our strong unit growth currently and in the future, I have also been focused on understanding the weekly cash flow in detail across all of our concepts. As such, we have developed a weekly cash flow budget that will allow us, as a management team, to make better, more informed decisions on managing the business.

We, as a management team, are also in the process of developing a weekly dashboard that will support our partners in the field to provide them more robust, real-time financial information to manage each of their businesses more effectively.

I believe that in the short time that Troy and I have been at Chanticleer, we are taking the right steps to move towards the goal of building an, institutional level accounting and finance department, that will be a resource for all our Stakeholders, from our partners in the field to our Shareholders.

Mike Pruitt – Chief Executive Officer

I’d like to thank Fred and Patrick for the substantial value they have already brought to Chanticleer. They have already proven themselves as highly complementary to our existing team. I can without hesitation say that never in the history of Chanticleer, have I personally felt better about our executive team and the value I believe we have the potential to create together. What Fred has accomplished in just three short months is nothing less than remarkable. His enthusiasm is infectious, and his hands-on leadership has dramatically and favorably impacted employee morale. From me personally, to our store level employees, there’s a sense of empowerment and unity that we’ve never previously experienced.

Complemented by our new CFO Patrick and our new CAO Troy Shadoin, I believe we have put together an outstanding executive team capable of stewarding the company’s future growth both operationally and financially. Our new team will allow us to not only reach much greater scale, but also to manage it absent a considerable increase in SG&A.

I believe that the best days for Chanticleer are just ahead of it. I look forward to continuing to work in concert with my fellow members of our management team and board of directors, all on behalf of our employees and shareholders.

Lastly, I’d like to congratulate our friend and Little Big Burger partner Denny Hamlin on his recent victory in the Daytona 500. We appreciate him taking us along for the ride with mentions of us during his Victory Lane speech as well as on CNBC’s The Closing Bell. We look forward to continuing our relationship with Denny, working together to market and expand the Little Big Burger brand.

Special Cautionary Note Regarding Forward-Looking Statements:

This Current Report on Form 8-K and attached Press Release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements involve risks and uncertainties and relate to future events or our future financial or operating performance. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons. The forward-looking statements include all statements other than statements of historical fact, and include all statements in the Form 8-K and press release about the possibility that Chanticleer will elevate and meet such enhanced profitability targets, reach a greater scale, lower costs and enhance efficiency, succeed in substantially lowering delivery fees with new partners or improve internal financial operations. The Form 10-K and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Chanticleer Holdings, Inc., a Delaware corporation (Registrant)

Date: February 25, 2019	By:	/s/ Michael D. Pruitt
	Name:	Michael D. Pruitt
	Title:	Chief Executive Officer